EXHIBIT 23.2

                         CONSENT OF HOVDE FINANCIAL LLC


We hereby consent to the inclusion of our opinion letter dated November 16, 2004 to the Board of Directors of First Northwest Bancorp, Inc. as Annex D to the Proxy Statement-Prospectus which forms a part of the Registration Statement on Form S-4 of Wintrust Financial Corporation and to the references to our name and to the description of such opinion letter contained in the Proxy Statement-Prospectus under the captions "Summary--Fairness Opinion of First Northwest's Financial Advisor," "Description of the Merger--Background of the Merger," and "Description of the Merger--Fairness Opinion of First Northwest's Financial Advisor." By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that would come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                                     /s/ Hovde Financial LLC
                                                     ---------------------------
                                                     HOVDE FINANCIAL LLC



Washington, D.C.
January 20, 2005